SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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AMERISOURCEBERGEN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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January 28, 2003

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of AmerisourceBergen Corporation (the “Company”), which will be held at the Four Seasons Hotel Philadelphia located at One Logan Square, Philadelphia, Pennsylvania on Thursday, February 27, 2003, at 2:00 p.m., local time.

      This booklet includes the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides information concerning the Company that you should consider when you vote your shares. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company’s operations and answer stockholders’ questions.

      As a stockholder, your vote is important. I encourage you to submit your vote promptly and efficiently by using the toll-free telephone number or internet website address provided on the proxy card or, if you prefer, by signing and returning your proxy card, whether or not you plan to attend, so that we may have as many shares as possible represented at the meeting. You may change your vote at any time prior to or at the meeting.

      Thank you for your cooperation and continued support and interest in the Company.

Sincerely,

ROBERT E. MARTINI
Chairman of the Board

Notice of Annual Meeting of Stockholders to be held February 27, 2003

To the Stockholders of AMERISOURCEBERGEN CORPORATION:

      NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Stockholders of AMERISOURCEBERGEN CORPORATION (the “Company”) will be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania on Thursday, February 27, 2003, at 2:00 p.m. local time, for the purpose of:

(1)	electing three directors;

(2)	approving an amendment to the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “2002 Plan”) and approving the 2002 Plan, as amended; and

(3)	transacting such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on January 14, 2003 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of record of Common Stock of the Company on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

      It is important that your shares be represented at the meeting regardless of the number of shares that you own. I encourage you to submit your vote promptly and efficiently by using the toll-free telephone number or internet website address provided on the proxy card or, if you prefer, by completing and signing the enclosed proxy card and returning it in the enclosed postage pre-paid envelope as soon as you can, whether or not you expect to attend the Annual Meeting in person.

      A proxy statement for your additional information is attached to this notice.

      You are cordially invited to attend the Annual Meeting.

Respectfully,

WILLIAM D. SPRAGUE
Vice President, General Counsel and Secretary

January 28, 2003

AMERISOURCEBERGEN CORPORATION

1300 Morris Drive, Suite 100
Chesterbrook, PA 19087

PROXY STATEMENT

General Information

      This proxy statement is furnished by the Board of Directors of AmerisourceBergen Corporation (the “Company”) in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held February 27, 2003 and at any adjournments thereof (the “Annual Meeting”). The Company’s annual report to stockholders, including financial statements, accompanies this notice and proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy and this proxy statement are being mailed to stockholders on or about January 28, 2003.

      Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the proxy card in accordance with the stockholder’s directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

      Solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement, and form of proxy will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s stock.

Revocability of Proxy

      Execution of the enclosed proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Company an instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

Voting at the Annual Meeting

      Only the holders of record of shares of common stock, par value $0.01 per share (“Common Stock”), of the Company at the close of business on January 14, 2003 are entitled to receive notice of and to vote at the Annual Meeting. Each holder of Common Stock entitled to vote will have the right to one vote for each share held on all matters to come before the meeting. On January 14, 2003, there were 107,805,732 shares of Common Stock issued and outstanding.

      The holders of a majority of the shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the purpose of transacting business at the meeting. Except for the election of directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve the proposal. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether any proposal has been approved. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not affect their election.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Board of Directors currently consists of 10 directors, divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors of each class serve terms of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three year term. The term of the three Class II directors, Messrs. Richard C. Gozon, James R. Mellor and J. Lawrence Wilson, will expire at the Annual Meeting. The other seven directors will remain in office for the remainder of their respective terms, as indicated below.

      At the Annual Meeting three Class II directors are to be elected. Each of the director nominees is currently a director of the Company. Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, will serve as a director if elected. However, if any of the nominees should become unavailable prior to the election, the shares represented by proxies may be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors chooses to reduce the number of directors to be elected. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for the three nominees for director listed below. There is no arrangement or understanding between any director or nominee for director and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee.

Nominees for Class II Directors — Terms Expiring in 2006

Richard C. Gozon                     Director since August 2001

Retired Executive Vice President, Weyerhaeuser Company

Mr. Gozon, age 64, was a director of AmeriSource Health Corporation from 1994 to August 2001. He served as Executive Vice President of Weyerhaeuser Company from June 1994 until his retirement in 2002. Mr. Gozon also is a director of UGI Corporation, Triumph Group, Inc. and AmeriGas Partners, L.P.

James R. Mellor                      Director since August 2001

Chairman, USEC Inc.

Mr. Mellor, age 72, was a director of Bergen Brunswig Corporation from 1979 to August 2001. Mr. Mellor has served as Chairman of USEC Inc. since 1998. Prior to that, Mr. Mellor was Chairman and Chief Executive Officer of General Dynamics Corporation from 1993 to 1997. From 1991 to 1993, Mr. Mellor was President and Chief Operating Officer of General Dynamics Corporation. Mr. Mellor also is a director of Computer Sciences Corporation, General Dynamics Corporation, Net2Phone, Inc. and USEC Inc.

J. Lawrence Wilson                   Director since August 2001

Retired Chairman and Chief Executive Officer, Rohm and Haas Company

Mr. Wilson, age 66, was a director of AmeriSource Health Corporation from January 2000 to August 2001. He served as Chairman and Chief Executive Officer of Rohm and Haas Company from 1988 until his retirement in 1999. Mr. Wilson also is a director of Cummins Inc., MeadWestvaco Corporation and The Vanguard Group of Investment Companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE THREE NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

Incumbent Class I Directors — Terms Expiring in 2005

Rodney H. Brady                     Director since August 2001

President and Chief Executive Officer, Deseret Management Corporation

Mr. Brady, age 69, was a director of Bergen Brunswig Corporation from 1973 to August 2001. He has served as President and Chief Executive Officer of Deseret Management Corporation since 1996. Prior to that, Mr. Brady was President and Chief Executive Officer of Bonneville International Corporation from 1985 to 1996. Mr. Brady was President of Weber State University from 1978 to 1985 and served as an Assistant Secretary of the United States Department of Health, Education and Welfare from 1970 to 1972.

Charles H. Cotros                    Director since January 2002

Retired Chairman and Chief Executive Officer, Sysco Corporation

Mr. Cotros, age 65, served as Chairman of Sysco Corporation since July 2000 and as Chief Executive Officer since January 2000 until his retirement in December 2002. He served as Chief Operating Officer from 1995 until January 2000 and as President from 1999 until July 2000. Mr. Cotros has held a variety of positions with Sysco Corporation since 1974.

Jane E. Henney, M.D.                Director since January 2002

Senior Scholar in Residence, Association of Academic Health Centers

Dr. Henney, age 55, is Senior Scholar in Residence at the Association of Academic Health Centers in Washington, D.C. Prior to this appointment, Dr. Henney was Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001. She was also Deputy Commissioner of Operations at the United States Food and Drug Administration from 1992 to 1994. She is a medical oncologist and has held several posts at the National Cancer Institute, including Deputy Director from 1980 to 1985. Dr. Henney also is a director of AstraZeneca PLC.

R. David Yost                         Director since August 2001

Chief Executive Officer, AmerisourceBergen Corporation

Mr. Yost, age 55, has been Chief Executive Officer of the Company since August 2001. Mr. Yost previously served as President and Chief Executive Officer of the Company from August 2001 to October 2002. Prior to that, Mr. Yost was Chairman and Chief Executive Officer of AmeriSource Health Corporation from December 2000 to August 2001 and was President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Previously, Mr. Yost served as Executive Vice President — Operations of AmeriSource since 1995. Mr. Yost has held a variety of positions with AmeriSource or its predecessor since 1974. Mr. Yost also is a director of Aetna Inc.

Incumbent Class III Directors — Terms Expiring in 2004

Edward E. Hagenlocker              Director since August 2001

Retired Vice Chairman, Ford Motor Company

Mr. Hagenlocker, age 63, was a director of AmeriSource Health Corporation from 1999 to August 2001. He was Vice Chairman of Ford Motor Company from 1996 until his retirement in 1999 and Chairman of Visteon Corporation from 1997 to 1999. He formerly served as President of Ford Automotive Operations from 1994 to 1996 and as Chairman of Ford of Europe in 1996. Mr. Hagenlocker also is a director of Boise Cascade Corporation, Air Products and Chemicals, Inc. and American Standard Companies Inc.

Robert E. Martini                    Director since August 2001

Chairman, AmerisourceBergen Corporation

Mr. Martini, age 70, was a director of Bergen Brunswig Corporation from 1962 to August 2001. He was Chairman of Bergen’s Board of Directors from 1992 to August 2001 and Chief Executive Officer of Bergen from November 1999 to August 2001. Prior to that, he had been a consultant to Bergen since 1997. Mr. Martini served as Chief Executive Officer of Bergen from 1990 to 1997 and President of Bergen from 1981 to 1992. Mr. Martini also is a director of Mossimo, Inc.

Francis G. Rodgers                   Director since August 2001

Author and Lecturer

Mr. Rodgers, age 76, was a director of Bergen Brunswig Corporation from 1982 to August 2001. Mr. Rodgers is an author and lecturer. Previously, Mr. Rodgers served as Vice President, Marketing, for International Business Machines, Inc. Mr. Rodgers also is a director of Protegrity Inc.

Board of Directors

      The Board of Directors of the Company held five meetings during fiscal year 2002. All of the directors attended 75% or more of the meetings of the Board of Directors and the Committees of the Board of Directors on which they served.

Committees of the Board of Directors

      The standing committees of the Board of Directors are the Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee, the Executive and Finance Committee and the Governance and Investment Committee.

      The Audit and Corporate Responsibility Committee (i) advises the Board of Directors on the scope of the annual audit by the independent auditors for the Company, the Company’s internal audit program and various other auditing matters, (ii) reviews and discusses the Company’s audited financial statements with management, (iii) discusses with the independent auditors matters related to the conduct of the audit, (iv) reviews and discusses the independence of the Company’s auditors, (v) monitors audit fees and expenses, including fees incurred for non-audit services, and (vi) monitors the Company’s policies, practices, and programs in relation to vendors, customers, employees, stockholders and the communities in which Company operations are located. A full description of the Audit and Corporate Responsibility Committee’s primary responsibilities, operating principles, and relationship with internal and external auditors is contained in the Audit and Corporate Responsibility Committee Charter which was an exhibit to the proxy statement for the February 27, 2002 Annual Meeting of Stockholders. The Audit and Corporate Responsibility Committee held seven meetings during fiscal year 2002. The Chairman of the Audit and Corporate Responsibility Committee is Mr. Hagenlocker and its other members are Messrs. Brady, Cotros, Gozon and Rodgers.

      The Compensation and Succession Planning Committee (i) reviews annually and approves the Company’s executive compensation strategy to ensure that management is rewarded appropriately for its contributions to Company profitability, (ii) ensures that the executive compensation strategy supports the Company’s objectives and stockholders’ interests, (iii) determines that the annual incentive compensation plan is administered consistently with the Company’s compensation strategy, (iv) reviews annually and determines the individual elements of total compensation for the Chief Executive Officer and other members of senior management, (v) communicates in the annual Report of the Compensation and Succession Planning Committee the factors on which compensation for the Chief Executive Officer and other members of senior management was based, including the relationship of Company performance to their compensation, (vi) monitors the Company’s compensation practices to ensure appropriate alignment with the Company’s overall performance objectives, and (vii) proposes stock option plans to stockholders that are intended to be consistent with stockholders’ interests in providing competitive incentive plans for senior management and other key employees and has responsibility for administering or overseeing the administration of the plans and granting or overseeing grants of awards under the plans. The Compensation and Succession Planning Committee also is responsible for reviewing, assessing and ensuring the implementation by the Company of appropriate succession plans for the Company’s officers and other key management and for evaluating the suitability of potential successors identified by the Company. The Compensation and Succession Planning Committee held five meetings during fiscal year 2002. The Chairman of the Compensation and Succession Planning Committee is Mr. Mellor and its other members are Dr. Henney and Messrs. Gozon, Rodgers and Wilson.

      The Executive and Finance Committee, except as limited by Delaware law and the Company’s Bylaws, (i) has all of the powers and exercises all of the authority of the Board of Directors between the meetings of the Board, (ii) reviews the asset and liability structure of the Company and considers its funding and capital needs, and (iii) reviews strategies developed to meet changing economic and market conditions. The Executive and Finance Committee held four meetings during fiscal year 2002. The Chairman of the Executive and Finance Committee is Mr. Yost and its other members are Messrs. Martini, Mellor and Wilson.

      The Governance and Investment Committee (i) identifies and evaluates qualified candidates to serve as directors of the Company, including both at annual meetings of stockholders and in connection with filling any vacancies which may occur, (ii) makes recommendations to the Board of Directors concerning such candidates, (iii) assesses the performance of the Board of Directors, and (iv) oversees the administration of the Company’s employee benefit plans and investment decisions relating to the retirement plans. The Governance and Investment Committee also has the responsibility for evaluating, and advising the Board on the Company’s approach to, corporate governance. The Governance and Investment Committee held seven meetings during fiscal year 2002. The Chairman of the Governance and Investment Committee is Mr. Brady and its other members are Dr. Henney and Messrs. Cotros, Hagenlocker and Martini.

Compensation of Directors

      Any director who is a full-time employee of the Company receives no additional compensation for services as a director. Each non-employee director of the Company is paid an annual fee of $50,000 for services as a director of the Company, a fee of $2,000 for attendance in person at each meeting of the Board of Directors and a fee of $1,000 for attendance in person at each committee meeting. The Chairman of the Board receives a fee of $4,000 for attendance in person at each meeting of the Board of Directors and committee chairpersons receive a fee of $2,000 for attendance in person at each committee meeting. Each non-employee director receives 50% of the in-person meeting fee for telephonic Board and committee meetings.

      The Company’s directors are entitled to a one-time grant of restricted stock having a value of $50,000 at the date of grant, which generally vests three years from the date of grant. In addition, the Company’s directors are entitled to an annual grant of non-qualified stock options having a Black-Scholes value of $100,000 and a strike price equal to the closing price of shares on the day before the date of grant. Stock options will vest in equal annual installments over the three-year period from the date of grant, subject to continued service on the Board. Option grants will generally be effective as of each Annual Meeting of Stockholders.

      The Company offers three deferred compensation or equity conversion opportunities for non-employee directors:

     AmerisourceBergen Corporation 2001 Deferred Compensation Plan

      A director may elect to defer all or any part of the annual retainer compensation and meeting fees received and have the deferred amount credited to an account under the AmerisourceBergen Corporation 2001 Deferred Compensation Plan (the “Deferred Compensation Plan”). Deferred accounts will be credited with interest at one percentage point higher than the prime rate as in effect from time to time. Payment under the Deferred Compensation Plan will be made or commence on the first day of the month after the non-employee director ceases being a director of the Company. A director may elect to receive a deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. The Company pays all costs and expenses incurred in the administration of the Deferred Compensation Plan.

     AmerisourceBergen Corporation 2001 Non-Employee Directors’ Restricted Stock Plan

      A director may elect to forego 50% or more of the annual retainer compensation received and, in lieu thereof, receive a grant of restricted stock having a value equal to 125% of the amount of compensation foregone, provided the director has not elected to have the foregone amount credited in the form of stock options under the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan. In most cases, all restrictions on the stock will lapse three years from the grant date. A director who retires prior to three years from the date of grant could receive a pro rata distribution of such stock at the discretion of the Board. A director may also elect to defer the receipt of shares subject to restrictions to a date certain or to death, disability or termination of service by electing to defer the receipt of shares at least one year in advance of the vesting date. In general, restricted stock granted will be treated as granted in advance on or about the date of the Annual Meeting of Stockholders, based on the closing price of Company stock on the immediately preceding business day.

     AmerisourceBergen Corporation 2001 Non-Employee Directors’ Stock Option Plan

      A director may elect to forego 50% or more of the annual retainer compensation received and, in lieu thereof, receive a grant of non-qualified stock options having a Black-Scholes value equal to 150% of the amount of foregone compensation, provided the director has not elected to have the foregone amount credited in the form of restricted stock under the AmerisourceBergen Corporation 2001 Non-Employee Directors’ Restricted Stock Plan. In most cases, options will vest and become exercisable in three equal annual installments on each anniversary of the grant date, subject to continued service on the Board. In general, options granted will be granted in advance on or about the date of the Annual Meeting of Stockholders, with a strike price based on the closing price of Company stock on the immediately preceding business day.

Report of the Audit and Corporate Responsibility Committee of the Board of Directors

      The Audit and Corporate Responsibility Committee (the “Audit Committee”) consists solely of directors who meet the standards for independence as defined in the listing standards of the New York Stock Exchange.

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee reviewed and discussed with the Company’s management the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

      The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditors’ independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

      During the fiscal year ended September 30, 2002, Ernst & Young LLP, the Company’s independent auditors, billed the Company the fees set forth below in connection with services rendered by that firm to the Company:

Fees of Ernst & Young LLP

Audit Fees	$1,647,500
Financial Information Systems Design and Implementation Fees	0
All Other Fees:
Audit Related Services	47,000
Other Services	607,425

654,425

Total Fees	$2,301,925

      Audit related services consisted primarily of consultations on technical accounting issues. Other services consisted primarily of tax planning and other tax-related services.

      The Audit Committee has reviewed and discussed the fees paid to Ernst & Young LLP during the fiscal year ended September 30, 2002 and has determined that the provision of the non-audit services described above is compatible with that firm’s independence.

AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE
Edward E. Hagenlocker, Chairman
Rodney H. Brady
Charles H. Cotros
Richard C. Gozon
Francis G. Rodgers

Report of the Compensation and Succession Planning Committee of the Board of Directors

      The Compensation and Succession Planning Committee (the “Compensation Committee”) is responsible, among other things, for recommending, establishing, overseeing and directing the Company’s executive compensation policies and programs and recommending to the Board of Directors compensation for executive officers. In carrying out this part of its responsibilities, the Compensation Committee believes that it is important to align executive compensation with Company values and objectives, business strategies, financial performance and the interests of stockholders.

      The Compensation Committee consists solely of independent outside directors, none of whom is or was an officer or employee of the Company or of AmeriSource Health Corporation (“AmeriSource”) or Bergen Brunswig Corporation (“Bergen”) prior to their August 2001 merger (the “Merger”). Periodically the Compensation Committee solicits and receives recommendations and advice from independent third-party compensation consultants.

     Compensation Philosophy

      The goals of the Company’s executive compensation program are (i) to align individual contributions with business objectives and performance, (ii) to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company and (iii) to motivate those executives to advance the interests of stockholders. In furtherance of these goals, the Compensation Committee believes that executives should have a greater portion of their compensation at risk than other employees.

     Components of Compensation

      Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of (i) base salary and (ii) an annual incentive opportunity. Equity-based opportunities are provided on a long-term basis through the Company’s stock option plans.

      Compensation consultants retained by the Company after the Merger have advised that the base salaries, when coupled with annual incentive awards paid to the Company’s Chief Executive Officer and other executive officers, are consistent with competitive practices in the industry. In making this determination, the consultants analyzed the compensation payable at the pharmaceutical wholesale distribution companies included in the Peer Group Index described in the discussion of Stockholder Return Performance below, and also relied upon survey data covering a broader range of wholesale and distribution companies.

      The Compensation Committee reviews executive officer salaries annually and makes adjustments based on past performance, changed job duties, scope and responsibilities, competitive pay data and expected future contributions of each executive officer. The Compensation Committee has reviewed the base salaries of executive officers and has made adjustments that in its judgment are appropriate.

      The Compensation Committee also oversees the Company’s annual incentive payments to executive officers. Each year the Compensation Committee establishes challenging objectives based on business prospects for that year. For Messrs. Yost, Hilzinger, DiCandilo, Carpenter and Collis, and for the other senior members of management, annual incentive opportunities are based primarily on achieving both financial performance objectives and strategic and operating objectives, with greater weight given to the financial performance objectives. The Compensation Committee reviews business results and the individual performance of each executive officer for each fiscal year and determines and recommends to the Board of Directors payments of annual incentive awards to the executive officers to the extent warranted. During fiscal year 2002, the Company met its primary financial performance objectives and its strategic and operating objectives.

      The Company’s 2002 Management Stock Incentive Plan (the “2002 Plan”) resulted from the merger of prior plans approved by the stockholders of AmeriSource and Bergen. The Compensation Committee administers the 2002 Plan. The 2002 Plan permits the grant of both non-qualified and incentive stock options, as well as other types of equity-based awards. Options to purchase a total of 295,000 shares of Common Stock were granted pursuant to the 2002 Plan to Messrs. Yost, Hilzinger, DiCandilo, Carpenter and Collis in fiscal year 2002, representing approximately 14% of the options granted to the Company’s management and other employees. No other types of awards were granted to the executive officers or any other person.

     Chief Executive Officer Compensation

      Each year Mr. Yost and the Compensation Committee agree to performance objectives (which include both short-term and longer term objectives). The Compensation Committee reviews the Chief Executive Officer’s performance against those objectives. This review includes a detailed analysis of the short- and long-term financial results as well as progress toward the Company’s strategic objectives. In addition, the Compensation Committee may consider individual factors such as Mr. Yost’s leadership ability, ability to execute the business strategy and the Company’s relationship with customers and the investment community.

      Mr. Yost’s compensation (including base salary and annual incentive opportunity) has been determined based upon data obtained about the salaries of chief executive officers at companies included in the Peer Group Index as well as upon survey data obtained about compensation practices of wholesale and distribution companies generally.

      Mr. Yost’s annual incentive opportunity for fiscal year 2002 was tied to the performance of the Company. Mr. Yost was eligible to receive up to 100% of his base salary if the Company met a primary level of performance that was based 10% on revenue, 30% on earnings before interest and taxes, 15% on earnings per share, 15% on return on committed capital and 30% on Merger synergies. In addition, Mr. Yost was eligible to receive up to an additional 15% of his base salary if the Company met certain additional and challenging earnings goals. For fiscal year 2002, the Company met all of the primary performance goals but did not meet the additional earnings goals. Based on the foregoing factors, Mr. Yost’s annual incentive award was 100% of his base salary.

     Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for “performance-based compensation”. The Compensation Committee has not taken action to date to structure the elements of cash compensation payable to the Company’s executive officers so as to comply specifically with Section 162(m) of the Code. The compensation paid to the Company’s executive officers for fiscal year 2002 that is not considered performance-based for purposes of Section 162(m) of the Code exceeded the $1 million limit per officer only by a modest amount for Mr. Yost.

      The Compensation Committee will continue to consider and evaluate all the Company’s compensation programs in light of Section 162(m) of the Code and related regulations. However, the Company may continue to pay compensation that is not deductible in certain circumstances if sound business judgment so requires.

COMPENSATION AND SUCCESSION
PLANNING COMMITTEE
James R. Mellor, Chairman
Richard C. Gozon
Jane E. Henney, M.D.
Francis G. Rodgers
J. Lawrence Wilson

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee is a former or current officer or employee of the Company or any of its respective subsidiaries. To the Company’s knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this proxy statement.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE AMERISOURCEBERGEN CORPORATION

2002 MANAGEMENT STOCK INCENTIVE PLAN AND APPROVAL OF THE 2002 PLAN,
AS AMENDED

      The Compensation and Succession Planning Committee (the “Compensation Committee”) has amended the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “2002 Plan”), subject to stockholder approval, to increase the shares authorized to be issued under awards granted thereunder by 5 million shares — from 6.9 million shares to 11.9 million shares. The amendment is needed to replenish the supply of Common Stock to be issued under the 2002 Plan. Without the amendment, only 1.44 million shares would remain available for awards under the 2002 Plan. The Company expects that the remaining shares plus the additional 5 million shares will be sufficient to cover awards under the 2002 Plan for at least three years. Proposal 2 presents the amendment to the 2002 Plan and the 2002 Plan, as amended, for approval by the stockholders.

      Stockholder approval of the amendment to the 2002 Plan and of the 2002 Plan, as amended, also is a condition for favorable tax treatment of options intended to be incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the Company to maintain the deductibility of performance-based compensation granted under the 2002 Plan to certain officers under Section 162(m) of the Code.

      The 2002 Plan is the result of the merger of the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan and the AmeriSource Health Corporation 2001 Stock Option Plan, effective April 23, 2002. Grants made under the 2002 Plan after the merger of the prior plans are subject to the terms of the 2002 Plan, as merged. Grants made under the prior plans remain subject to the terms of the applicable prior plan. As of September 30, 2002, there were unexercised options for approximately 5.1 million shares outstanding under the 2002 Plan, including 3.1 million shares under the prior plans.

      The purpose of the 2002 Plan is to provide employees of the Company and its subsidiaries with the opportunity to receive grants of stock awards and other incentive compensation. The Company believes that this will promote the Company’s interests and the interests of stockholders by providing an additional means of attracting and retaining management personnel, encouraging the employee-participants to contribute materially to the growth of the Company and aligning the economic interests of the employee-participants with the interests of the stockholders.

     Summary Description of Amendment to Increase the Number of Shares Available for Issuance

      The 2002 Plan provides for several kinds of stock-based compensation, described in greater detail below. To enable the Company to continue to grant stock-based compensation awards under the 2002 Plan, the amendment increases the number of shares of Common Stock available for issuance by an additional 5 million shares — from 6.9 million shares to 11.9 million shares. The additional shares are needed to facilitate the continued use of the 2002 Plan, which would have only 1.44 million shares remaining available for awards without the amendment.

      On January 14, 2003, the closing price for a share of Common Stock, as reported on the New York Stock Exchange, was $54.61.

      A copy of the 2002 Plan, as amended, is attached to this proxy statement as Appendix A.

     Summary Description of the 2002 Plan

      Eligibility. All officers and other key employees and consultants of the Company or its subsidiaries are eligible to participate in the 2002 Plan. Non-employee directors of the Company are not eligible. At December 31, 2002, there were approximately 600 to 700 employees of the Company and its subsidiaries eligible to participate in the 2002 Plan.

      Administration of the 2002 Plan. The Compensation Committee administers the 2002 Plan. Each member of the Compensation Committee is an “outside director” under Section 162(m) of the Code, a “non-employee director” under Section 16b-3 of the Securities Exchange Act of 1934, as amended, and an independent director under the listing standards of the New York Stock Exchange.

      Types and Descriptions of Options and Other Awards Under the 2002 Plan. The Compensation Committee has discretionary authority to select which eligible persons will be granted awards under the 2002 Plan. As discussed below, the Compensation Committee may delegate this authority to an administrator or the Company’s Chief Executive Officer. The 2002 Plan permits grants of the following types:

•	Stock options;

•	Stock appreciation rights;

•	Stock awards;

•	Performance share awards; and

•	Other stock based awards.

      The Compensation Committee may award grants alone, in addition to, or in tandem with any other grant. Generally, the Compensation Committee has the authority to determine the terms and conditions of all awards under the 2002 Plan, including vesting, exercisability, payment and restrictions applicable to awards. The Compensation Committee may also accelerate the vesting or payment of an award, the lapse of restrictions applicable to an award, or the date an option or stock appreciation right first becomes exercisable.

      Stock Options. The Compensation Committee may grant options to purchase shares of Common Stock upon terms and conditions that the Compensation Committee may establish in its discretion, subject to the provisions of the 2002 Plan. Options may be non-qualified stock options and/or incentive stock options (“ISOs”). ISOs are intended to comply with Section 422 of the Code.

      The exercise price of any option is determined by the Compensation Committee at the time of grant. Consistent with sound corporate governance practices:

•	the exercise price of options granted generally may not be less than the fair market value of the underlying shares of Common Stock on the date of grant; and

•	options granted may not be repriced by any method, including by cancellation and reissuance, without stockholder approval.

      Subject to the terms of the specific option, the exercise price of a stock option may be paid in cash, previously owned shares, a combination of cash or previously owned shares, or through withholding of shares subject to the stock option. Generally, options will expire 10 years after the date of grant.

      Unexercised options expire three months after the date of a voluntary termination of employment with the Company. In the event that employment with the Company terminates due to death, disability or termination by the Company without cause, the option will expire one year from the date of termination of employment. If the Company terminates an employee for cause, outstanding options terminate immediately.

      Stock Appreciation Rights (“SARs”). SARs are the right to receive the appreciation in the value of the Company’s stock over a specified period of time. The Compensation Committee may grant SARs separately or in tandem with an option. Tandem SARs may be granted either at the time the option is granted or at any time while the option remains outstanding. A recipient of tandem options and SARs may choose to exercise either the SAR or the corresponding option, but not both.

      Upon exercising a SAR, a participant will receive an amount of cash, Common Stock, or a combination of cash and Common Stock equal to the amount by which the fair market value of the number of underlying shares of Common Stock on the date of exercise exceeds the stock appreciation right exercise price specified by the Compensation Committee when the SAR is awarded. Whether the payments upon exercise of the SAR are made in cash, in Common Stock, or in combination, is within the discretion of the Compensation Committee.

      With respect to the 2002 Plan, no SARs have been granted, are presently outstanding or are presently contemplated.

      Stock Awards and Performance Share Awards. Stock awards and performance share awards are grants of the Company’s stock that are subject to restrictions or conditions determined by the Compensation Committee upon issuance of each award. Shares of Common Stock subject to a stock award may, among other things, be subject to vesting requirements or restrictions on transferability. The Compensation

Committee has the discretion to determine the length of any vesting period or restriction on transferability. However, during any restricted period, the recipient would have the right to vote the shares. Performance share awards permit participants to earn shares of Common Stock upon satisfaction of certain specified performance criteria and may be subject to other terms and conditions as the Compensation Committee may deem appropriate.

      With respect to the 2002 Plan, no stock awards or performance share awards have been granted, are presently outstanding or are presently contemplated.

      Other Stock-Based Awards. The Compensation Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards which are not specifically described in the Plan but which the Compensation Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

      With respect to the 2002 Plan, no such other stock-based awards have been granted, are presently outstanding or are presently contemplated.

      Compensation Committee’s Delegation of Authority to an Administrator or the Chief Executive Officer. The Compensation Committee has the power to delegate some or all of its authority under the 2002 Plan to an administrator who may be any individual or individuals designated by the Compensation Committee. The Compensation Committee may also delegate its authority to make awards to the Company’s Chief Executive Officer. However, the Chief Executive Officer may not have the authority to make awards for more than 25,000 shares to any individual in any year, or more than 125,000 shares in the aggregate in any year. In addition, the Chief Executive Officer may not make an award to a participant who is subject to reporting under Section 16(a) of the Securities Exchange Act of 1934, who is designated by the Compensation Committee as a person whose compensation is potentially subject to the limit on deductible compensation under Section 162(m) of the Code, or who is an officer to whom the Compensation Committee has delegated any authority.

      Shares Available for Issuance Under the 2002 Plan. Prior to the amendment which is the subject of this Proposal, the 2002 Plan authorized the issuance of 6,900,000 shares of Common Stock (including grants that occurred prior to the merger of the prior plans). Outstanding grants covering 3,094,628 shares of Common Stock were transferred from the prior plans. Such shares of Common Stock may be either authorized but unissued shares, treasury shares, or any combination thereof. To the extent a portion of an award granted under the 2002 Plan lapses, expires or otherwise terminates, the shares subject to that portion of the award will be available again for award under the 2002 Plan. Shares used to pay the exercise price of a stock option or other award or shares withheld from any award to satisfy the participant’s tax withholding obligations shall also again be available for issuance under the 2002 Plan. Any shares underlying an award to any newly acquired employees in connection with a corporate transaction such as a merger will not reduce the number of shares available under the 2002 Plan.

      Maximum Annual Grants. The maximum number of shares that may be subject to grants made to any individual in any single fiscal year under the 2002 Plan is (i) 370,000 to the extent that shares of Common Stock attributable to the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan remain available (with such remaining shares expected to be exhausted in the near term) and (ii) 125,000 shares under other circumstances (including any grants made from the additional five million shares authorized by the amendment).

      Adjustment Provisions. The Plan provides for proportionate adjustments which the Compensation Committee deems appropriate to prevent the diminution or enlargement of rights of participants in the Plan in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock. The Compensation Committee has additional authority in the event of a “change in control,” described below.

      Change in Control Provisions. If a participant’s employment is involuntarily terminated by the Company or a subsidiary, whether or not for cause, within two years following a change in control (as that term is defined in the 2002 Plan), all options and SARs will immediately vest and become fully exercisable, all restrictions and conditions of all stock awards will lapse, and all performance share awards shall be deemed to have been fully earned.

      In addition, in the event of a change in control, the Board in its sole discretion may take any or all of the following actions:

•	provide that options will be cancelled unless exercised within 30 days;

•	cash out the value of outstanding options (whether or not such option is otherwise exercisable); or

•	make any other adjustments or take any other reasonable action, as the Board deems appropriate.

      If the Board cashes out the value of an outstanding option, the option will be terminated or cancelled and the Company will pay an amount in cash or stock equal to the amount, if any, by which the aggregate fair market value of the Common Stock subject to the option on the date of the change of control exceeds the product of the number of shares of Common Stock then subject to the option and the exercise price, and less an amount equal to the federal, state and local taxes, if any, required to be withheld or paid as a result of such payment.

      Transferability. Grants may only be exercised by the participant during his or her lifetime and may not be transferred except, upon the death of a participant, by will or under the laws of descent and distribution. However, the Company may decide to permit the transfer of an award to a participant’s family member or to one or more trusts established in whole or in part for the benefit of one or more of a participant’s family members.

      Amendment or Termination of the 2002 Plan. The Board of Directors or the Compensation Committee may terminate, modify, suspend or amend the 2002 Plan in whole or in part. However, no such termination, modification, suspension or amendment will be effected without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule. In addition, the 2002 Plan may not be amended to increase the maximum number of shares issuable under the 2002 Plan without stockholder approval. No termination, modification, suspension or amendment may, without the consent of the participant, adversely affect the participant’s rights under the awards. In addition, the Board of Directors and the Committee have broad authority to amend the 2002 Plan or any option to take into account changes in any applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

      Duration of the 2002 Plan. The 2002 Plan will remain in effect until terminated by the Board and until all awards are satisfied or terminated under the terms of the 2002 Plan. However, no new awards may be made under the Plan after April 22, 2009, the tenth anniversary of the original effective date of the prior Bergen plan.

     Federal Income Tax Consequences

      The anticipated federal income tax consequences for options granted under the 2002 Plan, based on current federal income tax law, are briefly summarized below. This summary is not intended to be exhaustive or to describe consequences under particular tax circumstances. Among other things, it does not address possible local, state or foreign tax consequences.

      The 2002 Plan is not qualified under Section 401(a) of the Code.

      Incentive Stock Options. In general, the value of an ISO is not included in the participant’s income at the time of grant, and the participant does not recognize income on exercise of an ISO for the purpose of computing regular income tax. However, when calculating income for alternative minimum tax purposes, the excess, if any, of the fair market value of the shares acquired over the exercise price (the “spread”) generally will be considered part of income. At the subsequent sale of the shares of Common Stock received through the exercise of an ISO, all gain or loss on the sale of the shares as long as the shares have been held for one year after exercise and two years after grant (the holding period) will be characterized as capital gain or loss, and the Company will not be entitled to a deduction. If the shares of Common Stock have been held for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If the participant disposes of Common Stock purchased on exercise of an ISO before the holding period has expired (a disqualifying disposition), the spread, up to the amount of the gain on disposition, will be ordinary income at the time of the disqualifying disposition. In this event the Company will be entitled to a deduction.

      Non-Qualified Stock Options. In general, the value of a non-qualified stock option is not included in the participant’s income at the time of grant, unless the non-qualified stock option has a “readily ascertainable fair market value” at the time of grant. It is not anticipated that any non-qualified stock option will have a readily ascertainable fair market value on the date of grant. Upon exercise, the difference between the exercise price of the non-qualified stock option and the fair market value of the shares of Common Stock received generally will be recognized as ordinary income, subject to federal income tax withholding, and the Company will be allowed a deduction. At the subsequent sale of the shares of Common Stock received through the exercise of the non-qualified stock option, all further gain on the sale will be characterized as capital gain or loss. If the shares of Common Stock have been held for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

      SARs. There generally are no federal income tax consequences to the participant or the Company upon grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income equal to the cash received and the fair market value of any shares received. The income will generally be compensation income, subject to federal income tax withholding. The Company will generally be entitled to a corresponding deduction. When the participant sells shares acquired by exercise of a SAR, the participant will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant’s tax basis in the shares, which is the amount of ordinary income recognized by the participant at the time of exercise of the SAR. The gain or loss will be a capital gain or loss if the stock is held as a capital asset.

      Stock Awards and Performance Shares. Generally, the participant will not recognize income and the Company will not be entitled to a deduction upon the issuance of a stock award or an award of performance shares, until the stock is first transferable by the participant or no longer subject to a substantial risk of forfeiture. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares (less any amount paid for the shares) and the Company generally will be entitled to a deduction. Under Section 83(b) of the Code, the participant can elect after any grant of a stock award or issuance of any performance shares to recognize ordinary income in an amount equal to the fair market value of the shares. In this event, the Company will have a corresponding deduction. If the participant elects such early taxation under Section 83(b), there is no further income recognition (and no additional Company deduction) at the time the restrictions lapse, and gain or loss recognized by the participant upon later sale of the shares will be capital gain or loss. If the participant makes the election but the stock is forfeited, the participant will not be entitled to the tax loss except to any tax deduction or tax refund with respect to the tax previously paid.

     Section 162(m) of the Internal Revenue Code

      The 2002 Plan is generally intended to authorize the grant of awards which will qualify as performance based compensation within the meaning of Section 162(m) of the Code and regulations under that section.

Under Section 162 (m) of the Code, compensation paid to the Chief Executive Officer or any of the next four most highly paid executive officers of the Company in excess of $1 million per taxable year generally will be deductible for federal income tax purposes only if it qualifies as performance based compensation.

     Plan Benefits

      The benefits that will be received in the future under the 2002 Plan, as amended, by particular individuals or groups are not determinable at this time. During fiscal 2002, options were granted under the 2002 Plan as follows: Mr. Yost, 100,000; Mr. Hilzinger, 75,000; Mr. DiCandilo, 50,000; Mr. Carpenter, 35,000; Mr. Collis, 35,000; Mr. Brent R. Martini, 35,000 (all of which were forfeited by Mr. Martini upon the conclusion of his employment with the Company on September 30, 2002); all current executive officers as a group (5 persons), 295,000; all current directors who are not executive officers as a group (9 persons), 0; all employees including all current officers who are not executive officers as a group, 1,761,200.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMERISOURCEBERGEN CORPORATION 2002 MANAGEMENT STOCK INCENTIVE PLAN AS DESCRIBED IN THIS PROPOSAL 2 AND APPROVAL OF THE 2002 PLAN, AS AMENDED.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of December 31, 2002, certain information regarding the beneficial ownership of Common Stock of the Company, including shares of Common Stock as to which a right to acquire ownership within 60 days exists, of each director, each nominee for director, each executive officer, all the directors and executive officers of the Company as a group, and each person known to the Company to have been the beneficial owner of more than 5% of the outstanding Common Stock.

		Aggregate Number
		of Shares	Percent
	Title of	Beneficially	of
Name of Beneficial Owner	Beneficial Owner	Owned(1)	Class

R. David Yost(2)	Chief Executive Officer and Director	776,000	*
Kurt J. Hilzinger(2)	President and Chief Operating Officer	446,700	*
Michael D. DiCandilo(2)	Senior Vice President and Chief Financial Officer	59,000	*
Charles J. Carpenter(2)	Senior Vice President and President of PharMerica, Inc.	27,947	*
Steven H. Collis(2)	Senior Vice President and President of AmerisourceBergen Specialty Group	98,708	*
Rodney H. Brady(3)(4)	Director	45,845	*
Charles H. Cotros(3)	Director	2,846
Richard C. Gozon(3)	Director	70,160	*
Edward E. Hagenlocker(3)	Director	31,484	*
Jane E. Henney(3)	Director	2,505
Robert E. Martini(3)(5)	Director and Chairman of the Board of Directors	1,784,187	1.6
James R. Mellor(3)	Director	52,466	*
Francis G. Rodgers(3)(6)	Director	31,816	*
J. Lawrence Wilson(3)	Director	44,484	*

		Aggregate Number
		of Shares	Percent
	Title of	Beneficially	of
Name of Beneficial Owner	Beneficial Owner	Owned(1)	Class

All directors and executive officers as a group (14 persons)(2)(3)		3,474,148	3.3
Putnam Investments One Post Office Square Boston, MA 02109		7,550,000	7.1

*	Less than 1.0%

(1)	Based on information furnished to the Company by the respective stockholders. The Company is informed that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(2)	Common Stock and the percent of class listed as being beneficially owned by the Company’s executive officers include outstanding options to purchase Common Stock which are exercisable within 60 days of December 31, 2002, as follows: Mr. Yost, 400,000 shares; Mr. Hilzinger, 330,000 shares; Mr. DiCandilo, 55,000 shares; Mr. Carpenter, 6,250 shares; and Mr. Collis, 89,805 shares.

(3)	Common Stock and the percent of class listed as being beneficially owned by the Company’s non-employee directors include outstanding options to purchase Common Stock which are exercisable within 60 days of December 31, 2002, as follows: Mr. Brady, 21,322 shares; Mr. Cotros, 1,216 shares; Mr. Gozon, 59,389 shares; Mr. Hagenlocker, 24,389 shares; Dr. Henney, 1,201 shares; Mr. Martini, 69,568 shares; Mr. Mellor, 39,822 shares; Mr. Rodgers, 21,322 shares; and Mr. Wilson, 32,389 shares.

(4)	Includes 24,523 shares held by Mr. Brady and his wife as tenants in common.

(5)	Includes 35,080 shares beneficially owned by Mr. Martini for which he does not have voting or dispositive power.

(6)	Includes 3,116 shares held in the Rodgers Pension Plan for which he and his wife are co-trustees.

Equity Compensation Plan Information

      The following table sets forth information as of September 30, 2002 regarding all of the Company’s existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors. The following table does not include the 5 million additional shares that will be authorized for future issuance under the 2002 Plan pursuant to the amendment that is presented for approval by the Company’s stockholders under Proposal 2.

		(b)	(c)
	(a)		Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	column(a))

Equity compensation plans approved by security holders	7,801,272	$52.5357	1,612,865
Equity compensation plans not approved by security holders	0	N/A	0
Total	7,801,272	$52.5357	1,612,865

MANAGEMENT

Executive Officers

      The following is a list of the Company’s executive officers, their ages and their positions, as of December 31, 2002. Each executive officer serves at the pleasure of the Company’s Board of Directors.

Name	Age	Title

R. David Yost	55	Chief Executive Officer
Kurt J. Hilzinger	42	President and Chief Operating Officer
Michael D. DiCandilo	42	Senior Vice President and Chief Financial Officer
Charles J. Carpenter	53	Senior Vice President and President of PharMerica, Inc.
Steven H. Collis	41	Senior Vice President and President of AmerisourceBergen Specialty Group

      Mr. Yost has been Chief Executive Officer and a Director of the Company since the Merger and was President of the Company until October 2002. He was Chairman of AmeriSource’s board of directors and Chief Executive Officer of AmeriSource from December 2000 until the Merger. Mr. Yost previously served as President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Mr. Yost served as a director of AmeriSource from 1997 until the Merger.

      Mr. Hilzinger was named President and Chief Operating Officer of the Company in October 2002. He served as Executive Vice President and Chief Operating Officer of the Company from the Merger until October 2002. Mr. Hilzinger served as President and Chief Operating Officer of AmeriSource from December 2000 until the Merger. Mr. Hilzinger served as Senior Vice President and Chief Operating Officer of AmeriSource from January 1999 to December 2000. He served as Senior Vice President, Chief Financial Officer of AmeriSource from 1997 to 1999.

      Mr. DiCandilo was named Senior Vice President and Chief Financial Officer of the Company in March 2002. He served as Vice President and Controller of the Company from the Merger until March 2002. He served as Vice President and Controller of AmeriSource from 1995 until the Merger.

      Mr. Carpenter has been a Senior Vice President of the Company and President of PharMerica, Inc. since the Merger. He also served as President, PharMerica, Inc., from April 1999 until the Merger, and Senior Executive Vice President of Bergen from 1996 until the Merger. He was also Chief Procurement Officer of Bergen from 1996 to April 1999.

      Mr. Collis has been a Senior Vice President of the Company and President of AmerisourceBergen Specialty Group since the Merger. He served as Senior Executive Vice President of Bergen from February 2000 until the Merger and President of ASD Specialty Healthcare, Inc. from September 2000 until the Merger. Mr. Collis was also Executive Vice President of ASD Specialty Healthcare, Inc. from 1996 to August 2000.

      All of the foregoing officers served as executive officers throughout fiscal year 2002, except Mr. DiCandilo, who became an executive officer in March 2002. Other than as set forth in “Agreements With Employees” below, there are no arrangements or understandings between any of the executive officers and any other person pursuant to which he was elected an officer. There are no family relationships between any director, executive officer, or nominee for director.

Summary Compensation of Executive Officers

      The information shown below reflects the annual and long-term compensation, from all sources, of the Chief Executive Officer of the Company and the four most highly compensated other executive officers of the Company at September 30, 2002, as well as for one individual who would have been among the four most highly compensated other executive officers but was not serving as an executive officer at September 30, 2002 (the “named executive officers”). The Company began operation as a combined company following the Merger on August 29, 2001. The compensation reported below for the fiscal year ended September 30, 2001 is for services rendered in all capacities to the Company and its subsidiaries from August 29, 2001 to September 30, 2001, and to AmeriSource or Bergen and their respective subsidiaries, as applicable, for the period from October 1, 2000 to the August 29, 2001. The compensation reported below for the fiscal year ended September 30, 2000 is for services rendered in all capacities to AmeriSource and Bergen and their respective subsidiaries, as applicable.

Summary Compensation Table

	Annual Compensation				Long Term Compensation

					Awards	Payouts
				Other
				Annual	Securities	All Other
				Compensa-	Underlying	Compensa-
Name and Principal Position	Year	Salary($)	Bonus($)(1)	tion($)(2)	Options(#)	tion($)

R. David Yost	2002	662,473	694,700	—	100,000	—
Chief Executive Officer	2001	563,942	642,250	—	180,000	—
	2000	525,000	592,250	—	75,000	—

Kurt J. Hilzinger	2002	428,462	450,000	—	75,000	—
President and Chief	2001	362,884	406,100	—	175,000	—
Operating Officer	2000	340,000	370,600	—	60,000	—

Michael D. DiCandilo	2002	248,461	300,000	—	50,000	—
Senior Vice President and	2001	154,615	189,800	—	68,000	—
Chief Financial Officer	2000	135,962	115,000	—	12,000	—

Charles J. Carpenter	2002	371,150	375,000	—	35,000	—
Senior Vice President and	2001	350,000	335,800	—	42,314	—	(3)(4)
President, PharMerica, Inc.	2000	300,000	135,100	—	64,749	—

Steven H. Collis	2002	328,646	335,000	—	35,000	—
Senior Vice President and	2001	300,000	259,700	—	41,722	—	(3)(4)
President, AmerisourceBergen	2000	261,250	94,100	—	65,230	—
Specialty Group

Brent R. Martini (5)	2002	400,000	300,000	—	35,000 (6)	—	(7)
Former Executive Officer	2001	375,000	230,000	63,261 (8)	42,647	—	(3)(4)
	2000	325,000	124,400	—	64,749	—

(1)	Bonuses for fiscal 2002 were determined by applying the bonus percentage established by the Compensation and Succession Planning Committee to the base salary of each named executive officer as in effect at the time of the bonus payment. The amounts shown for 2002 consist of bonuses earned in the fiscal year identified but paid in part in the subsequent fiscal year. The amounts shown for 2001 and 2000 consist of bonuses earned in the fiscal year identified but paid in full in the subsequent fiscal year.

(2)	Does not include perquisites and other personal benefits, securities or property to the extent the aggregate amount of any such compensation paid in any fiscal year to any individual was less than $50,000.

(3)	Does not include certain change in control and other payments made to Mr. Carpenter, Mr. Collis and Mr. Martini in 2001 as described under “Agreements With Employees.”

(4)	Does not include forgiveness of certain loans to Mr. Carpenter, Mr. Collis and Mr. Martini in 2001 as described under “Certain Transactions.”

(5)	Mr. Martini’s reported compensation for 2002 includes both compensation received by him as an officer of the Company and compensation received by him as an employee subsequent to his resignation as an officer effective June 7, 2002.

(6)	These options were granted in April 2002, but were forfeited upon the conclusion of Mr. Martini’s employment with the Company on September 30, 2002.

(7)	Does not include termination payments made to Mr. Martini pursuant to his employment agreement upon the conclusion of his employment with the Company on September 30, 2002. Such payments are described under “Agreements With Employees.”

(8)	Includes $19,912 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest payable by Mr. Martini on loans that were outstanding in fiscal 2001 and are described under “Certain Transactions.”

Stock Options

Option Grants in Fiscal Year 2002

      The following table sets forth certain information with respect to options granted to and exercised by the named executive officers during fiscal year 2002. The information set forth in these tables relates to options granted to and exercised by the named executive officers of the Company to purchase shares of Common Stock under the 2002 Management Stock Incentive Plan.

		Individual Grants

		% of Total
	Number of	Options/
	Securities	SARs	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options/SARs	Employees in	Price		Present
Name	Granted(#)(1)	Fiscal Year	($/Sh)	Expiration Date	Value($)(2)

R. David Yost	100,000	4.6	70.51	04/23/12	$2,604,000
Kurt J. Hilzinger	75,000	3.5	70.51	04/23/12	1,953,000
Michael D. DiCandilo	50,000	2.3	70.51	04/23/12	1,302,000
Charles J. Carpenter	35,000	1.6	70.51	04/23/12	911,400
Steven H. Collis	35,000	1.6	70.51	04/23/12	911,400
Brent R. Martini	35,000 (3)	1.6	70.51	N/A	911,400

(1)	The options vest 25% one year after the date of grant and then 25% per year thereafter.

(2)	Present values were calculated using the Black-Scholes option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price as of the date of exercise over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company’s stock price. The estimated grant date present value of the stock options was $33.10 based on the following defined option terms and assumptions: (i) a grant price of $70.51; (ii) an exercise price of $70.51; (iii) an expected life of five years; (iv) a risk-free interest rate of 4.61%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (v) a dividend yield of .14%, representing the stock’s current yield; and (vi) a stock price volatility rate of .335.

(3)	These options were forfeited upon the conclusion of Mr. Martini’s employment with the Company on September 30, 2002.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values

      The following table sets forth information regarding the number of exercised options and the value of unexercised in-the-money options held by the named executive officers as of September 30, 2002.

			Number of	Value of
			Securities	Unexercised
			Underlying	In-the-Money
	Shares		Options/SARs	Options/SARs
	Acquired	Value	at FY-end(#)	at FY-end($)
	on Exercise	Realized	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable(1)

R. David Yost	0	0	400,000/175,000	15,442,000/528,750
Kurt J. Hilzinger	0	0	330,000/150,000	12,439,438/714,750
Michael D. DiCandilo	4,000	203,775	55,000/87,500	1,679,594/456,375
Charles J. Carpenter	165,566	5,407,551	6,250/59,127	42,063/222,285
Steven H. Collis	25,273	1,364,781	99,805/58,732	3,486,099/215,845
Brent R. Martini	84,067	5,849,459	134,304(2)/0	2,352,228/0

(1)	Value calculated as the difference between the fair market value of the Common Stock on September 30, 2002 and the option exercise price.

(2)	Includes 18,750 shares underlying options that were vested on an accelerated basis effective September 30, 2002.

Pension Plans

      AmeriSource Corporation Participating Companies Pension Plan. The Company maintains a qualified defined benefit pension plan providing pension benefit coverage for employees of AmeriSource who meet the plan’s eligibility requirements (the “Pension Plan”). The Pension Plan was frozen as to new participants shortly after the Merger of AmeriSource and Bergen. Thus, employees first hired after September 14, 2001 are not eligible to participate in the Pension Plan, unless pursuant to the terms of a collective bargaining agreement with the Company that provides for such participation.

      Under the Pension Plan, the executive officers compensated by AmeriSource are entitled to annual pension benefits at age 65 equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the last ten years of participation in the Pension Plan which yield the highest average.

      All Pension Plan costs are paid by the Company and the plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the plan includes salaries and bonuses set forth in the cash compensation table under the Summary Compensation Table above, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. For 2002, the compensation limit was $200,000.

      As of October 1, 2002, the years of credited service under the Pension Plan for the named executive officers of the Company were as follows: R. David Yost, 28.08 years; Kurt J. Hilzinger, 11.58 years; and Michael D. DiCandilo, 12 years. As required by ERISA and the Code, the Pension Plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $160,000 or 100% of a plan participant’s average total taxable earnings during his highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988.

      AmeriSource Corporation Supplemental Retirement Plan. The Company also maintains a Supplemental Retirement Plan (the “Supplemental Plan”). Coverage under the Supplemental Plan is limited to certain participants in the Pension Plan whose benefits under the Pension Plan are limited due to (i) restrictions imposed by the Code on the amount of benefits to be paid from a tax-qualified plan, (ii) restrictions imposed by the Code on the amount of an employee’s compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (iii) any reductions in the amount of compensation taken into account under the Pension Plan due to an employee’s participation in certain deferred compensation plans sponsored by the Company or one of its subsidiaries.

      The Supplemental Plan provides for a supplement to the annual pension benefit paid under the Pension Plan to certain participants who have been employed by the Company or one of its subsidiaries for five continuous years or who suffer a total and permanent disability while employed by the Company or one of its subsidiaries, and to the pre-retirement death benefits payable under the Pension Plan on behalf of such participants who die with a vested interest in the Pension Plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the Pension Plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant’s compensation for purposes of the Pension Plan due to his participation in certain deferred compensation plans of the Company or one of its subsidiaries.

      The following table shows estimated aggregate annual retirement benefits that would be payable to participants under the Pension Plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits.

Estimated Annual Retirement Benefits ($)

Based on Years of Credited Service

Final Average
Remuneration	10	20	30	35

100,000	10,000	20,000	30,000	35,000
150,000	15,000	30,000	45,000	52,500
200,000	20,000	40,000	60,000	70,000
250,000	25,000	50,000	75,000	87,500
300,000	30,000	60,000	90,000	105,000
500,000	50,000	100,000	150,000	175,000
600,000	60,000	120,000	180,000	210,000
700,000	70,000	140,000	210,000	245,000
800,000	80,000	160,000	240,000	280,000
900,000	90,000	180,000	270,000	315,000
1,000,000	100,000	200,000	300,000	350,000

      Bergen Brunswig Corporation Supplemental Executive Retirement Plan. The Company maintains a non-qualified executive retirement plan (the “SERP”) providing benefits to former Bergen executives in specified compensation and years of service classifications. The Company intends to phase out the SERP over a roughly five-year period beginning July 1, 2002, as discussed below. Additionally, benefits remain payable under Bergen’s Capital Accumulation Plan (the “CAP”), which was the predecessor plan to the SERP and which was frozen to all participants on October 7, 1987.

      On July 27, 2001, Messrs. Carpenter, Collis and Brent R. Martini entered into the Letter Agreements (as defined below in “Agreements With Employees”) with the Company. Pursuant to the Letter Agreements, they released all their claims to benefits under the SERP. Although the SERP is still in effect, they have not accrued any benefits under the SERP since July 27, 2001. Messrs. Yost, Hilzinger and DiCandilo will not at any time be eligible to receive benefits under the SERP.

      Under the SERP, no benefits are earned or accrued until the participant has been employed by the Company or one of its subsidiaries for a continuous five full years. Compensation for a particular year as used for the calculation of retirement benefits under the SERP includes base salary and bonuses received during the year (including salary deferred under a salary reduction arrangement) and excludes all other compensation. Benefits, which are designed to be a certain percentage of the participant’s average monthly compensation over the three calendar years in which the participant received his or her highest earnings during the participant’s last five years of service, are reduced by the following approximate amounts: (i) the participant’s primary insurance amount payable under the Social Security Act at retirement age, (ii) the participant’s benefit under the CAP, (iii) an annuitized amount of the employer’s contribution toward the AmerisourceBergen Employee Investment Plan (as successor to Bergen’s PIRA Plus Plan), and (iv) any amounts owed by a participant to the Company (except to the extent that such amount owed is under a program that expressly provides that there will not be an offset).

      Effective as of July 1, 2002, the SERP was amended to provide, in general, that (i) compensation earned for calendar years after December 31, 2001 will not be considered in determining benefits under the plan, and (ii) service earned after September 30, 2003 will not be considered in determining benefits under the plan; provided, however, that to help minimize the impact of these changes and to allow those affected to consider alternatives, the Company intends to implement a five-year phase-out plan. The phase-out will affect benefits for various participants differently depending on when a participant satisfies the “Rule of 80” under the SERP. Additionally, 401(k) plan contributions that are or could have been made by the Company, as well as any increases in Social Security benefits to which a participant is entitled, with respect to periods after December 31, 2001, will not be considered in determining benefits under the SERP.

      Benefits are payable under the SERP in the form of a joint and survivor annuity, consisting of monthly payments to each participant for his or her life and, upon his or her death, a specified percentage of his or her monthly benefit to his or her surviving beneficiary for the beneficiary’s remaining life. In the alternative, a participant may elect to receive his or her benefit in a lump sum. The Company may direct that any vested benefit of a participant be paid in a lump sum upon the death of the participant. A $5,000 funeral benefit is available to a participant’s estate. Generally, the CAP benefit is a monthly retirement benefit paid over a specified number of months that, at the election of a participant, may be paid in a lump sum. Upon a change in control (as defined in the CAP and SERP), certain senior executive officers’ benefits payable under the SERP would be accelerated such that their credited years of service in these plans would be as if they had attained the normal retirement age. In addition, a master trust (the assets of which are subject to the claims of the Company’s general creditors) for certain executive officer deferral plans has been established to preserve these and certain other executive benefits.

      The following table shows the estimated annual benefits payable under the SERP to eligible participants at age 62, based on a joint and 75 percent survivor annuity form of retirement income. The table also includes benefits payable to participants under the CAP.

Estimated Annual Retirement Benefits ($)

Based on Years of Credited Service

Average Annual Compensation
During Highest of Final
Five Years Before Retirement	10	20	30	40

200,000	54,000	94,000	94,000	94,000
400,000	132,800	212,800	212,800	212,800
600,000	212,000	332,000	332,000	332,000
800,000	291,200	451,200	451,200	451,200
1,000,000	370,400	570,400	570,400	570,400

      Bergen Brunswig Corporation Retired Officer Medical Plan. The Company maintains the Bergen Brunswig Corporation Retired Officer Medical Plan (the “ROM Plan”), an unfunded, non-qualified plan under which medical and other benefits are being and will be provided to a select group of former officers of Bergen and their spouses and/or dependents (each being a “covered person”). Benefit coverage commences under the ROM Plan upon termination of employment (as defined in the ROM Plan) of the former Bergen officer. The duration of the benefit coverage is for the lifetime of the former officer and the lifetime of the former officer’s spouse, if any. The ROM Plan provides for the payment of 100% of the covered person’s medical, dental, vision and prescription expenses without any required contribution from the covered person. However, if the covered person is eligible for Medicare or for coverage under other governmental or private plans, then the coverage provided by the ROM Plan is secondary to the amounts paid by such other plans.

      Upon the termination of his employment with the Company on September 30, 2002, Mr. Brent R. Martini became entitled to receive benefits under the ROM Plan. Mr. Carpenter is eligible to receive benefits under the ROM Plan upon termination of employment. Messrs. Yost, Hilzinger, DiCandilo and Collis are not entitled or eligible to receive any benefits under the ROM Plan.

      Mr. Robert E. Martini, Chairman of the Board of the Company, is among the former officers of Bergen entitled to receive benefits under the ROM Plan.

Agreements With Employees

      Effective August 1, 1997, AmeriSource entered into employment agreements (the “Employment Agreements”) with Messrs. Yost and Hilzinger. In connection with the Merger of AmeriSource and Bergen, the Employment Agreements were assumed by the Company. The Employment Agreements provide for three-year terms of employment, with an automatic one-year extension on each anniversary date, annual base salaries substantially commensurate with present levels, and incentive compensation, bonuses and benefits in accordance with the Company’s prevailing practices from time to time.

      Each Employment Agreement includes a customary termination for cause provision, whereupon the Company’s obligations under the respective Employment Agreement would cease by a majority vote of the Board of Directors. The Company would also be able to terminate the employment of the employee without cause, whereupon the Company would remain obligated to pay the greater of (i) one year of such employee’s then-current salary or (ii) the base salary of the employee for the balance of the term of the Employment Agreement. The Employment Agreements also provide for acceleration of all or a portion of the employee’s stock options then outstanding upon a termination without cause that occurs prior to certain circumstances. Each Employment Agreement prohibits direct and indirect competition with the Company for a period of one year after termination of employment. The Employment Agreements also contain customary prohibitions against the disclosure of confidential information and the solicitation of the Company’s employees and customers.

      The Employment Agreements provide for certain payments and other benefits as the result of the termination of the Employment Agreements upon a change of control of the Company. The Employment Agreements were filed with the Securities and Exchange Commission as exhibits to AmeriSource’s Annual Report on Form 10-K for the fiscal year ended September 30, 1997. The foregoing description is qualified in its entirety by reference to such exhibits.

      In April 1994, the Board of Directors of Bergen authorized Bergen to enter into written employment agreements (the “Bergen Employment Agreements”) and severance agreements (the “Severance Agreements”) with certain executive officers of Bergen. Similar agreements were entered into in September 1995 with Messrs. Carpenter and Brent R. Martini and in September 2000 with Mr. Collis.

      Each of the Bergen Employment Agreements was for an initial term of three years. The Bergen Employment Agreements automatically extended on a monthly basis so that the outstanding term was always three years, subject to the option of either party to terminate the automatic extension provisions at any time. That evergreen provision of the Bergen Employment Agreements was terminated on August 29, 2001, the effective date of the Merger. The Bergen Employment Agreements that remained in effect after the Merger have a maximum remaining term of three years after the effective date of the Merger. Under such Bergen Employment Agreements, the executive is entitled to receive base salary, a bonus that shall be equal to that paid to other executive officers at the same level, but in no event less than 50% of the average of his previous three annual bonuses, and other benefits and allowances.

      The Bergen Employment Agreements may be terminated (i) by the executive without good reason upon written notice of termination delivered to the Company, (ii) by the executive with good reason, (iii) by mutual agreement between the executive and the Company or (iv) by the Company for cause. If a Bergen Employment Agreement is terminated by the Company for any reason other than cause, or if the executive terminates his employment for good reason, he will be entitled to damages. The Merger constituted good reason for any executive to terminate his Bergen Employment Agreement. In the event of termination by the executive for good reason, the executive is entitled to termination damages of three years of salary and bonuses and the value of three years of benefits. In the event of death or disability, the executive or his respective beneficiaries, as the case may be, will receive the compensation provided for under his Bergen Employment Agreement for the term of the agreement.

      By letter agreements dated July 27, 2001 (the “Letter Agreements”), the Company and Messrs. Carpenter, Collis and Martini agreed to a method for calculating the termination damages payable under the Bergen Employment Agreements under which (i) salary in effect at the time of employment termination is deemed to continue at that rate until the immediately following September 30 and to increase thereafter on each October 1 by 4%, (ii) bonus is to be calculated as the average of the three highest bonuses paid over the preceding five years, which amount will then increase at 4% per annum during the three year period used to calculate damages, and (iii) the value of all other benefits and perquisites will be deemed to be $25,000 per year. The amount so determined is then reduced to present value using a discount rate equal to 120% of the then applicable federal rate determined under Section 1274 of the Code, compounded semiannually.

      Mr. Martini terminated his employment with the Company (and was considered to have terminated his Bergen Employment Agreement for good reason) effective September 30, 2002. He received termination damages of $2,022,613 in accordance with the terms of his Bergen Employment Agreement. Mr. Carpenter will terminate his employment with the Company (and will be considered to have terminated his Bergen Employment Agreement for good reason) effective during the second quarter of calendar 2003. He will receive termination damages in accordance with the terms of his Bergen Employment Agreement. In addition, he will be entitled to payment of a partial fiscal 2003 bonus upon his termination and will be retained as a consultant to the Company from his termination until the end of fiscal 2003.

      The Severance Agreements with Messrs. Carpenter, Collis and Martini, which provided for benefits additional to the Bergen Employment Agreements, required payment of cash and other benefits in the event of a voluntary or involuntary termination of employment within three years following, but only upon, a change in control of Bergen. The Severance Agreements provided for payment of 2.99 times the average annual W-2 compensation paid by Bergen for the most recent five taxable years ending before the date of the change in control, if, following the change of control, the executive was terminated for any reason within 180 days after the change in control, was terminated without cause or terminated his employment for good reason (including, but not limited to, an adverse change in his position from his position at the time of the change of control). The Severance Agreements continued until three years and one day after a change in control or until the executive received the severance payment and other benefits he was entitled to under his Severance Agreement. Messrs. Carpenter, Collis and Martini were each also entitled to a lump sum payment of enhanced benefits under the SERP, in the event of a change in control.

      Pursuant to the certain additional terms of the Letter Agreements, Messrs. Carpenter, Collis and Martini agreed to terminate the Severance Agreements and release their claims to benefits under the SERP, at the effective time of the Merger, in exchange for a lump sum cash payment to each affected executive. Each of them also agreed to release the Company from all claims under his respective Severance Agreement and the SERP upon receipt of such payments. Pursuant to the Letter Agreements and the accompanying releases, Mr. Carpenter was paid $1,623,920 in fiscal 2001 on account of his Severance Agreement and $4,185,762 in settlement of his SERP benefits; Mr. Collis was paid $997,128 in fiscal 2001 on account of his Severance Agreement and $2,673,884 in settlement of his SERP benefits; and Mr. Martini was paid $1,511,794 in fiscal 2001 on account of his Severance Agreement and $3,646,570 in settlement of his SERP benefits.

      If any payment or acceleration of any benefits extended to Messrs. Carpenter, Collis and Martini upon the completion of the Merger were to be subject to the excise tax imposed by Section 4999 of the Code, then that executive is entitled to receive an additional gross up in an amount necessary to provide the executive with sufficient after income tax funds to fully pay all such excise taxes on both the payment and the gross up.

CERTAIN TRANSACTIONS

      In April 1990, Bergen’s board of directors approved an unfunded deferred compensation loan program available to Bergen’s executive officers (the “ELP”) for the purpose of providing them with an incentive to remain with Bergen. Under the ELP, loans were available to certain Bergen executive officers, except those serving on Bergen’s board of directors. Under the original terms of the ELP, (i) each outstanding loan matured upon the officer’s termination of employment unless extended by Bergen’s board and was evidenced by a secured promissory note in the principal amount of the loan which bore no interest, (ii) an executive officer could borrow up to 125% of his or her annual salary in effect on the date of any request, and (iii) the value of collateral securing the loan amount was required to equal at least 125% of the principal loan amount. Although no interest was charged, the employee was deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The employee was also deemed to have paid interest in a like amount to Bergen.

      Under the ELP, Bergen made loans in the amounts of $281,250, $375,000 and $281,250 to Mr. Carpenter, Mr. Collis and Mr. Brent R. Martini, respectively. These loans were forgiven by Bergen in August 2001. Bergen then made additional loans in the amounts of $125,000, $170,000 and $125,000 to Mr. Carpenter, Mr. Collis and Mr. Brent R. Martini, respectively, in order to enable them to pay the income tax they each incurred as a result of the forgiveness of the ELP loans. As of September 30, 2002, the principal amounts outstanding under these loans to Mr. Carpenter and Mr. Collis were $125,000, and $170,000, respectively. Such loan amounts are due and payable upon the later to occur of August 7, 2004 or the termination of the executive’s employment with the Company. All such tax assistance loans are non-interest bearing and are secured by a pledge of either real property or securities having a market value of at least 125% of the amount of the loan. Mr. Brent R. Martini paid his tax assistance loan of $125,000 in full upon the termination of his employment with the Company.

      Mr. Robert E. Martini, the Chairman of the Board of the Company, had an outstanding tax assistance loan from Bergen in the principal amount of $675,000, which he paid in full during fiscal 2002. Bergen made this loan to Mr. Robert E. Martini in August 2001 to assist him in paying taxes he incurred as a result of the forgiveness by Bergen in August 2001 of an earlier loan of $1.4 million made to him under the ELP.

      In November 1998, Bergen’s board of directors adopted an additional loan program available to certain executive officers of Bergen. Such officers could borrow an amount up to 50% of their annual base salary in effect at the time the loan is granted; provided, however, that 50% of the loan proceeds had to be applied by the participant towards the purchase of stock. Although no interest was charged by Bergen to the participant, the participant is deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The participant is also deemed to have paid interest in a like amount to the Company. As of September 30, 2002, the principal amount of loan outstanding under this loan program to Mr. Carpenter was $150,000. Such loan amount will become due and payable upon termination of the participant’s employment with the Company. Mr. Brent R. Martini paid his loan of $162,500 in full upon the termination of his employment with the Company.

      The Company does not have any programs under which it extends loans to either its directors or officers. Accordingly, no loans have been extended to any director or officer of the Company subsequent to the Merger.

STOCKHOLDER RETURN PERFORMANCE

      The Merger of AmeriSource and Bergen occurred on August 29, 2001 and the Company’s Common Stock began trading on the New York Stock Exchange on August 30, 2001. As a result, the cumulative total stockholder return on the Common Stock of the Company cannot be provided for any period before that date.

      The following graph compares the percentage change in cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of an index of peer companies selected by the Company (the “Peer Group Index”) and the Standard and Poor’s 500 Index (the “S&P 500 Index”) from the market close on August 29, 2001 to September 30, 2002. Cumulative total return to stockholders is measured by dividing (x) the sum of (i) total dividends for the period (assuming dividend reinvestment) and (ii) per-share price change for the period by (y) the share price at the beginning of the period. The graph is based on an investment of $100 at the market close on August 29, 2001 in the Company’s Common Stock and in each index. The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies engaged primarily in the wholesale drug distribution business: Cardinal Health, Inc. and McKesson Corporation.

COMPARISON OF 13 MONTH CUMULATIVE TOTAL RETURN*

AMONG AMERISOURCEBERGEN CORPORATION, THE PEER GROUP INDEX
AND THE S&P 500 INDEX

[LINE GRAPH]

	AMERISOURCEBERGEN
	CORPORATION	S & P 500	PEER GROUP

8/29/01	100.00	100.00	100.00
8/01	101.48	93.74	99.93
9/01	111.73	86.17	100.04
10/01	100.09	87.81	92.53
11/01	93.74	94.55	93.99
12/01	100.12	95.38	90.36
1/02	101.98	93.99	92.35
2/02	106.70	92.17	90.47
3/02	107.65	95.64	96.81
4/02	122.15	89.84	97.12
5/02	121.54	89.18	92.34
6/02	119.83	82.83	84.11
7/02	105.62	76.37	80.37
8/02	114.36	76.87	88.19
9/02	112.65	68.52	82.10

*	$100 INVESTED ON 8/29/01 IN COMMON STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.

INDEPENDENT AUDITORS

      The Company has retained Ernst & Young LLP as its independent auditors for the year ending September 30, 2003. Ernst & Young LLP has served as the Company’s independent auditors since the Merger and served as AmeriSource’s independent auditors from 1988 until the Merger. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”) to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Executive officers, directors and 10% Stockholders are required to furnish the Company with copies of all forms they file under Section 16(a) of the Exchange Act. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required from those persons, the Company believes that during the period from October 1, 2001 through September 30, 2002, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements.

2004 STOCKHOLDER PROPOSALS

      In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2004, the proposal must be received by the Company in writing on or before November 30, 2003, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Delaware and the Bylaws of the Company relating to such inclusion. With respect to a stockholder proposal that is not included in the 2004 proxy statement and form of proxy but which properly comes before the 2004 meeting, if the Company does not receive notice of such proposal, by certified mail, return receipt requested, on or before December 28, 2003, then the proxy solicited by the Board of Directors of the Company for the 2004 meeting may confer discretionary authority with respect to such proposal. Stockholder proposals may be mailed to the Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Suite 100, Chesterbrook, PA 19087.

ANNUAL REPORT ON FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2002 may be obtained by any stockholder, without charge, by accessing the Company’s internet site at www.amerisourcebergen.com or upon written request directed to: Corporate & Investor Relations Department, AmerisourceBergen Corporation, 1300 Morris Drive, Suite 100, Chesterbrook, PA 19087.

OTHER BUSINESS

      The Company is not aware of any other business to be presented at the 2003 Annual Meeting of Stockholders. However, if any other matter should properly come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect thereto.

By order of the Board of Directors,

WILLIAM D. SPRAGUE
Vice President, General Counsel and Secretary

Dated:	January 28, 2003

Chesterbrook, Pennsylvania

APPENDIX A

AMERISOURCEBERGEN CORPORATION

2002 MANAGEMENT STOCK INCENTIVE PLAN, AS AMENDED

1. Background and Purpose.

      (a) Background. This AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “Plan”) is the result of the merger, effective April 23, 2002 (the “Effective Date”), of the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan (the “Prior Bergen Plan”) with and into the AmeriSource Health Corporation 2001 Stock Option Plan (the “Prior AmeriSource Plan”) (collectively, with the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan, the “Prior Plans”). Upon the merger of the Prior Plans, this Plan was amended and restated in the form set forth in this document and renamed the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “Plan”). The Prior AmeriSource Plan was approved by the shareholders of AmeriSource Health Corporation and the Prior Bergen Plan was approved by the shareholders of the Bergen Brunswig Corporation, in each case before the closing of the merger which created AmerisourceBergen Corporation. Upon the closing of such merger, the number of shares subject to rights granted under the Prior Plans and, as to stock options, the option price for such options, were adjusted in accordance with the terms of the merger agreement. Each of the Prior Plans was then adopted by AmerisourceBergen Corporation. This document applies to all grants made under this Plan on or after the Effective Date. Each grant made under either of the Prior Plans will remain subject to the terms of the applicable Prior Plan, as in existence immediately prior to the Effective Date, provided that upon the forfeiture or lapse of any right granted under either of the Prior Plans, the shares underlying such right shall again be available for issuance pursuant to this Plan. Effective as of October 29, 2002, subject to approval by the shareholders of AmerisourceBergen Corporation at the annual meeting of shareholders to be held on February 27, 2003, the Plan was further amended to increase the number of shares issuable under the Plan and for certain other purposes.

      (b) Purpose. The purpose of the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan (the “Plan”) is to provide designated employees of AmerisourceBergen Corporation (the “Company”) and its subsidiaries with the opportunity to receive grants of stock awards and other incentive compensation as provided in the Plan. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

      “Administrator” means the individual or individuals, if any, to whom the Committee delegates authority under the Plan in accordance with Section 3(d). If no delegation of authority is in effect, the Committee shall serve as the Administrator.

      “Award” means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee.

      “Award Agreement” means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Administrator may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

      “Board” means the Board of Directors of the Company.

      A “Change in Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors than any other person;

(ii) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (x) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (y) the sale or other disposition of all or substantially all of the assets of the Company, or (z) a liquidation or dissolution of the Company; or

(iii) After April 24, 2002, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

      “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

      “Committee” means the Compensation and Succession Planning Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

      “Common Stock” means the Common Stock of the Company.

      “Disability” means eligibility for disability benefits under the terms of the Company’s long-term disability plan in effect at the time a Participant becomes disabled.

      “Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards under the Plan.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

      “Fair Market Value.”

(i) If Shares are publicly traded, then the Fair Market Value per Share shall be determined as follows: (x) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the latest date preceding the relevant date upon which a sale was reported, or (y) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Shares on the latest date preceding relevant date upon which a sale was reported, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

(ii) If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

      “Incentive Stock Option” means a Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

      “Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.

      “Parent” means any corporation that is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the relevant entity.

      “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.

      “Performance Period” means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.

      “Performance Share Award” means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 11 hereof.

      “Section 162(m) Award” means an Award described in Section 13 hereof.

      “Section 162(m) Participant” means, for a given fiscal year of the Company, any Participant designated by the Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

      “Stock Appreciation Right” means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

      “Stock Award” means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

      “Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

      “Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for the purposes of the Plan.

      “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of properly or stock.

3. Administration of the Plan.

      (a) Power and Authority of the Committee. The Plan shall be administered by the Committee which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to make Awards in accordance with the Plan, (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant’s termination of employment with the Company or, subject to Section 16 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a

Participant in a manner that is not prejudicial to the rights of such Participant in such Award, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) to interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers at the Company some or all of its authority under the Plan, and (x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

      (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

      (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in Construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

      (d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company. The Committee may also delegate its authority to make Awards under the Plan to the Company’s Chief Executive Officer, provided, however, that if the Committee so delegates its authority, the Chief Executive Officer shall not have the authority to make Awards (i) to any Eligible Individual respecting more than 25,000 shares of Common Stock in any calendar year, (ii) to all Eligible Individuals respecting more than 125,000 shares of Common Stock in the aggregate in any calendar year or (iii) to Eligible Individuals (A) who are subject on the date of the award to the reporting rules under Section 16(a) of the Exchange Act, who are Section 162(m) Participants or (B) who are officers of the Company who are delegated authority by the Committee hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

      (e) Liability of Committee. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4. Duration of Plan. The Plan shall remain in effect until terminated by the Board and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into In connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the original effective date of the Prior Bergen Plan.

5. Shares of Stock Subject to the Plan. Subject to adjustment as provided in Section 15(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards (including Awards granted before the Effective Date, April 24, 2002, of this amended, restated and renamed Plan) shall not exceed, in the aggregate, 11,900,000 shares (the “Section 5 Limit”), of which the number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 3,700,000 shares and the number of shares of Common Stock that may be issued under Sections 9, 10 and 11 of the Plan may not exceed in the aggregate, 185,000 shares. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

(a) the number of shares subject to outstanding Awards shall be charged against the Section 5 Limit; and

(b) the Section 5 Limit shall be increased by:

(i) the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares,

(ii) the number of shares tendered to pay the exercise price of a Stock Option or other Award, and

(iii) the number of shares withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

(c) For purposes of this Section 5 and Section 6(b), with respect to Awards of nonqualified stock options, the Section 5 Limit shall be deemed to be reduced first by shares of Common Stock attributable to the Prior AmeriSource Plan, to the extent of the first 125,000 shares of Common Stock subject to nonqualified stock options to any single Eligible Individual under the Plan for any calendar year until all shares of Common Stock attributable to the Prior AmeriSource Plan have been exhausted. Shares of Common Stock attributable to the Prior Bergen Plan shall be deemed to be reduced with respect to Awards of nonqualified stock options to any Eligible Individual for any calendar year in excess of 125,000 shares of Common Stock, or after all shares of Common Stock attributable to the Prior AmeriSource Plan have been exhausted. Shares of Common Stock attributable to the Prior Bergen Plan shall also be deemed to be reduced with respect to all Awards to Eligible Individuals other than Awards of nonqualified stock options.

6. Eligible Individuals.

      (a) Eligibility Criteria. Awards may be granted by the Committee to individuals (“Eligible Individuals”) who are officers or other key employees or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. Members of the Committee will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to participate in the Plan.

      (b) Maximum Number of Shares per Eligible Individual. In accordance with the requirements under Section 162(m) of the Code, the Prior Bergen Plan provided for a limit on grants of Awards to Eligible Individuals of 370,000 shares of Common Stock (as calculated on a post-merger basis) in respect of any fiscal year of the Company, provided that any Award that is made as bonus compensation, or is made in lieu of compensation that otherwise would be payable to an Eligible Individual, shall be considered made in respect of the fiscal year to which such bonus or other compensation relates or otherwise was earned. In accordance with the requirements under Section 162(m) of the Code, the Prior AmeriSource Plan provided for a limit on grants of Awards to Eligible Individuals of 125,000 shares of Common Stock (as calculated on a post-merger basis) in respect of any calendar year. Under the Plan as amended, restated and renamed in this document effective as of April 24, 2002, the applicable limit on grants of Awards to Eligible Individuals in respect of any fiscal year of the Company shall be 370,000 shares of Common Stock to the extent that shares of Common Stock attributable to the Prior Bergen Plan remain available under the Section 5 Limit. After all of the shares of Common Stock attributable to the Prior Bergen Plan previously available under the Section 5 Limit have been exhausted, the limit on grants of Awards to Eligible Individuals in respect of any calendar year shall be 125,000 shares of Common Stock.

7. Awards Generally. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee. The terms and provisions of an Award shall be set forth in a written Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the date of the award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable. The date of a Participant’s termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

8. Stock Options.

      (a) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. Notwithstanding anything contained in the Plan to the contrary:

(i) Termination of Employment For Cause. If a Participant is notified that the Participant will be involuntarily terminated from employment with the Company or any Subsidiary for Cause, then all unexercised stock options subject to any Award Agreement shall be forfeited as of the date of such notice, whether or not then exercisable, except to the extent otherwise specified in the applicable Award Agreement. For purposes of this Section 8, “Cause” shall mean a determination by the Board that any of the following has occurred: (A) an act or acts of dishonesty by the Participant constituting a felony under applicable law and resulting or intending to result directly or indirectly in gain to or personal enrichment of the Participant at the Company’s expense; or (B) a material breach of subsection (1), (2) or (3) below.

(1) Full-Time Employment. The Participant shall devote his time, attention and effort during regular business hours to the business of the Company and shall not during the term of employment be engaged in any other substantial business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Participant from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require substantial services on the part of the Participant in the operation of the affairs of the companies in which such investments are made. Notwithstanding the foregoing, the Participant may purchase securities in any corporation whose securities are regularly traded, provided that such purchases shall not result in his owning beneficially at any time more than one percent (1%) of any class of securities of any corporation engaged in a business competitive with that of the Company.

(2) Unauthorized Disclosure. During the term of the Participant’s employment with the Company, and for a period of two (2) years thereafter, the Participant shall not, without the written consent of the Board or the Executive Committee, disclose to any person, other than as required by law or court order, or other than to an employee of the Company or any of its affiliated corporations, or other than to a person to whom disclosure is necessary or appropriate in connection with the performance by the Participant of his duties (including but not limited to disclosure to the Company’s outside accountants, attorneys or bankers of information properly requested by such persons), any confidential information obtained by Participant while the Participant is in the employ of the Company. For purposes of this Plan, “confidential information” shall mean any information of the Company that the Company treats as confidential as well as any information that a prudent officer of the Company would consider to be proprietary or confidential to the Company, including without limitation, information with respect to any of the Company’s services, customers, suppliers, techniques, patents and patent applications, methods (including manufacturing methods), products, designs, financial projections, industry projections or analyses, planned or pending agreements or future plans; provided, however, that “confidential information” shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Participant) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

(3) Works For Hire Acknowledgment; Assignment. The Participant acknowledges that all of the Participant’s work on and contributions to the Company’s products (the “Products”), including, without limitation, any and all patterns, designs, artworks and other expressions in any tangible medium (collectively, the “Works”) are within the scope of the Participant’s employment and are a part of the services, duties and responsibilities of the Participant. All of the Participant’s work on and contributions to the Works will be rendered and made by the Participant for, at the instigation of, and under the overall direction of the Company, and all of the Participant’s said work and contributions, as well as the Works, are and at all times shall be regarded as “work made for hire” as that term is used in the United States Copyright Laws. Without curtailing or limiting this acknowledgment, the Participant hereby assigns, grants, and delivers exclusively to the Company, as to work on and contribution to the Products pursuant hereto all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. The Participant will execute and deliver to the Company, or its successors and assigns, such other and further assignments, instruments and documents as it from time to time reasonably may request for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature whatsoever, including all copyrights in and to the Works. The Participant hereby constitutes and appoints the Company as its agent and attorney-in-fact, with full power of substitution, to execute and deliver said assignments, instruments or documents as the Participant may fail or refuse to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

(ii) Other Termination of Employment. Except as otherwise provided above or in an Award Agreement, if a Participant terminates employment with the Company or any Subsidiary for any reason other than for “Cause” and such Participant has not satisfied the conditions to exercisability specified in the applicable Award Agreement, then the Participant shall forfeit those Stock Options which have not yet become exercisable as of the date of such termination of employment.

      (b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement, provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided that the excess of:

(i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over

(ii) the aggregate exercise price thereof, does not exceed the excess of:

(iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(iv) the aggregate exercise price of such shares.

      (c) Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted. Notwithstanding the foregoing:

(i) Termination of Employment Without Cause. If a Participant is notified that the Participant will be involuntarily terminated from employment with the Company or any Subsidiary without Cause, then the term of the Participant’s Stock Option shall end on the earlier of the date set forth in the applicable Award Agreement or one (1) year from the date of the Participant’s termination of employment.

(ii) Disability. If a Participant terminates employment with the Company or any Subsidiary due to Disability, then the term of the Participant’s Stock Option shall end on the earlier of the date set forth in the applicable Award Agreement or one (1) year from the date of the Participant’s termination of employment.

(iii) Death. If a Participant terminates employment with the Company or any Subsidiary due to death, such Participant’s estate shall have the right to exercise the Participant’s Stock Options for a period ending on the earlier of the term set forth in the applicable Award Agreement or one (1) year from the date of the Participant’s death.

(iv) Voluntary Termination of Employment. If a Participant terminates employment with the Company or any Subsidiary and such Participant has satisfied the conditions to exercisability specified in the applicable Award Agreement as of the date of such voluntary termination, then the term of the Participant’s Stock Options shall end on the earlier of the date set forth in the applicable Award Agreement or three (3) months from the date of the Participant’s termination of employment.

      (d) Method of Exercise. Subject to the provisions of the applicable Award Agreement the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof or in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Administrator for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure which is approved by the Administrator involving a broker or dealer approved by the Administrator, which affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price or to satisfy withholding tax obligations related to the Stock Option.

9. Stock Appreciation Rights. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection with the Award thereof and specified in the applicable Award Agreement. Upon satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Administrator, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercised.

10. Stock Awards. Stock Awards shall consist of one or more shares of Common Stock granted to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

11. Performance Share Awards. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Administrator shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Administrator shall determine.

12. Other Awards. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based or one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

13. Section 162(m) Awards.

      (a) Terms of Section 162(m) Awards Generally. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code (“Section 162(m) Awards”). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards or Other Awards the

vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 13(b) below. Section 162(m) Awards will be made in accordance with the procedures specified in applicable Treasury regulations for compensation intended to be “qualified performance-based compensation.”

      (b) Performance Goals. For purposes of this Section 13, performance goals shall be limited to one or more of the following: (i) net revenue, (ii) net earnings, (iii) operating earnings or income, (iv) absolute and/or relative return on equity or assets, (v) earnings per share, (vi) cash flow, (vii) pretax profits, (viii) earnings growth, (ix) revenue growth, (x) book value per share, (xi) stock price and (xii) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

      (c) Other Performance-Based Compensation. The Committee’s decision to make, or not to make, Section 162(m) Awards within the meaning of this Section 13 shall not in any way prejudice the qualification of any other Awards as performance based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 13.

14. Non-transferability. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or as may otherwise be required by law; provided, however, that the Administrator may, subject to such terms and conditions as the Administrator shall specify, permit the transfer of an Award to a Participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided further, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to the Participant, or, if applicable, the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

15. Recapitalization or Reorganization.

      (a) Authority of the Company and Shareholders. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan. The number of shares of Common Stock covered by each outstanding Award, and the exercise or

Award prices in respect thereof and/or (ii) such other adjustments as it deems appropriate. The Committee’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

16. Change in Control.

      (a) If, within two (2) years following a Change in Control which occurs after the Effective Date, a Participant’s employment with the Company or any Subsidiary is involuntarily terminated by the Company or any Subsidiary, whether or not for Cause (as defined in Section 8) (unless the Change in Control occurs within two years after the Effective Date and such result would, in the reasonable opinion at the Company’s Independent accountants delivered prior to the effective date of such Change in Control, preclude the event giving rise to such Change in Control from being accounted for as a pooling of interests) (i) all Stock Options or Stock Appreciation Rights of such Participant then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards of such Participant then outstanding shall lapse as of the date of the Change in Control, and (iii) all Performance Share Awards of such Participant shall be deemed to have been fully earned as of the date of the Change in Control. In addition, in the event of a Change in Control occurring after the Effective Date, the Board or the Committee may (unless the Change in Control occurs within two years after the Effective Date and such result would, in the reasonable opinion of the Company’s independent accountants delivered prior to the effective date of such Change in Control, preclude the event giving rise to such Change in Control from being accounted for as a pooling of interests), in its sole discretion, make any or all of the following adjustments: (A) by written notice to each holder of a Stock Option (an “Optionee”) provide that such Optionee’s Stock Options shall be cancelled unless exercised within thirty (30) days (or such longer period as the Board or the Committee, as the case may be, shall determine) alter the date of such notice; (B) provide for the payment upon termination or cancellation of a Stock Option (whether or not such Stock Option is otherwise exercisable) of an amount in cash or Securities equal to: (x) the excess, if any, of the aggregate Fair Market Value as of the data of such Change in Control of the Common Stock then subject to the Stock Option over the product of the number of shares of Common Stock then subject to the Stock Option and the exercise price, less (y) an amount equal to the federal, state and local taxes, if any, required to be withheld or paid as a result of such payment; and (C) make any other adjustments, or take other reasonable action, as the Board or the Committee, as the case may be, deem appropriate provided that no such action impairs any rights that an Optionee has under the Plan without such Optionee’s consent.

17. Amendment of the Plan; Amendment of Outstanding Stock Options. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further, that the Board or Committee may not, without shareholder approval, increase the maximum number of shares issuable under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Stock Option to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

18. No Repricing of Stock Options. Notwithstanding any provision in the Plan to the contrary, the Committee shall not permit the repricing of Stock Options by any method, including by cancellation and reissuance, without first obtaining shareholder approval.

19. Miscellaneous.

      (a) Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for applicable income tax withholding purposes with respect to any award under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Administrator regarding the payment or any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, in accordance with rules and procedures established by the Administrator, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

      (b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s income tax withholding obligation with respect to a Stock Option by having shares withheld up to an amount that does not exceed the Participant’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

      (c) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

      (d) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

      (e) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, and shall not affect the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or any Subsidiary.

      (f) Securities Law Restrictions. The Administrator may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

      (g) Compliance with Rule 16b-3.

(i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Administrator shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

(ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

      (h) Award Agreement. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

      (i) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated

      (j) Headings. Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

      (k) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

      (l) Applicable Law. The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Effective Date

      The Plan, as amended, restated and renamed as set forth in this document, shall be effective as of April 23, 2002. Effective as of October 29, 2002, subject to approval by the shareholders of AmerisourceBergen Corporation at the annual meeting of shareholders to be held on February 27, 2003, the Plan was further amended to increase the number of shares issuable under the Plan and for certain other purposes.

AMERISOURCEBERGEN CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 27, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint Robert E. Martini, R. David Yost and William D. Sprague, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania 19103, on February 27, 2003 at 2:00 p.m., and at any and all adjournments and postponements thereof, as follows:

(Continued, and to be marked, dated and signed, on the other side)

...

FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Items 1 and 2.

Please mark
your votes as	☒
indicated in
this example

		VOTE	WITHHELD
		FOR ALL*	FOR ALL
Item 1.	ELECTION OF THREE DIRECTORS TO CLASS II	☐	☐

         Nominees:

01	Richard C. Gozon
02	James R. Mellor
03	J. Lawrence Wilson

Item 2.	APPROVAL OF AN AMENDMENT TO THE AMERISOURCEBERGEN CORPORATION 2002 MANAGEMENT STOCK INCENTIVE PLAN (THE “2002 PLAN”) AND APPROVAL OF THE 2002 PLAN, AS AMENDED.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Item 3. OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

•     To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

_____________________________________________________________________________________________
THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO
DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED
FOR ITEMS 1 AND 2 AND WILL GRANT DISCRETIONARY
AUTHORITY PURSUANT TO ITEM 3.

Note: Please date this proxy, sign your name exactly
as it appears hereon, and return it promptly using
the enclosed postage paid envelope. Joint owners should
each sign. When signing as attorney, executor,
administrator, trustee or guardian, please give full
title as such.

Signature_________________________________	Signature_________________________________	Date___________________

...

FOLD AND DETACH HERE

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/abc
Use the Internet to vote your proxy. Have your
proxy card in hand when you access the web
site. You will be prompted to enter your
control number, located in the box below, to
create and submit an electronic ballot.	OR	Telephone
1-800-435-6710
Use any touch-tone telephone to vote your
proxy. Have your proxy card in hand when you
call. You will be prompted to enter your
control number, located in the box below, and
then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.